Exhibit (a)(1)(v)

OFFER TO PURCHASE FOR CASH
BY
WATSON WYATT & COMPANY HOLDINGS
OF
UP TO 3,600,000 SHARES OF ITS CLASS A COMMON STOCK
AT A PRICE OF
NOT GREATER THAN $25.25 OR LESS THAN $23.00 PER SHARE

        THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT MIDNIGHT, EASTERN STANDARD TIME, ON FRIDAY, APRIL 2, 2004, UNLESS THE TENDER OFFER IS EXTENDED.

March 8, 2004

To Our Clients:

        Watson Wyatt & Company Holdings ("Watson Wyatt") has commenced a modified "Dutch Auction" tender offer in which it is offering to purchase for cash up to 3,600,000 shares of its Class A common stock, par value $.01 per share, or, if the aggregate purchase price for such shares would exceed $85,000,000, the number of whole shares equal to $85,000,000 divided by the per share purchase price, at a price not greater than $25.25 nor less than $23.00 per share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase dated March 8, 2004 (as may be amended or supplemented from time to time, the "Offer to Purchase"), and the related Letter of Transmittal, which, as the same may be amended or supplemented from time to time, together constitute the tender offer. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Offer to Purchase. The description of the tender offer in this letter is only a summary and is qualified by all of the terms and conditions of the tender offer set forth in the Offer to Purchase and Letter of Transmittal.

        Watson Wyatt will, upon the terms and subject to the conditions of the tender offer, determine a single per share price that it will pay for shares properly tendered and not properly withdrawn from the tender offer, taking into account the number of shares so tendered and the prices specified by tendering stockholders. Watson Wyatt will select the lowest purchase price not greater than $25.25 nor less than $23.00 per share that will allow it to purchase 3,600,000 shares, or such lesser number of shares as are properly tendered and not properly withdrawn. The price Watson Wyatt will select is sometimes referred to as the "Final Purchase Price". If Watson Wyatt is not able to purchase 3,600,000 shares at the Final Purchase Price because the aggregate purchase price would exceed $85,000,000, Watson Wyatt will purchase that number of shares equal to $85,000,000 divided by the Final Purchase Price, rounded to the nearest whole share. All shares properly tendered prior to the expiration date at prices at or below the Final Purchase Price and not properly withdrawn will be purchased in the tender offer at the Final Purchase Price, upon the terms and subject to the conditions of the tender offer, including the "odd lot" priority, proration and conditional tender provisions described in the Offer to Purchase. Under no circumstances will interest be paid on the purchase price for the shares, regardless of any delay in making such payment. All shares acquired in the tender offer will be acquired at the Final Purchase Price. Watson Wyatt reserves the right, in its sole discretion, to purchase more than 3,600,000 shares in the tender offer, and/or to amend the maximum aggregate purchase price, subject to applicable law.

        Watson Wyatt reserves the right, in its sole discretion, to terminate the tender offer at any time or to amend the tender offer in any respect, subject to applicable law.

        Upon the terms and subject to the conditions of the tender offer, if (i) more than 3,600,000 shares, or such greater number of shares as Watson Wyatt may elect to purchase, subject to applicable law, have been validly tendered, and not properly withdrawn before the expiration date, at prices at or below the Final Purchase Price, or (ii) fewer than 3,600,000 shares are tendered but the aggregate purchase price for such shares would exceed $85,000,000, Watson Wyatt will accept the shares to be purchased in the following order of priority: (i) from all holders of "odd lots" of less than 100 shares who properly tender all their shares at or below the Final Purchase Price and do not properly withdraw them before the expiration date (partial tenders will not qualify for this preference); (ii) from all other stockholders who properly tender shares at or below the Final Purchase Price, on a pro rata basis, subject to the conditional tender provisions described in the Offer to Purchase and with appropriate adjustment to avoid purchases of fractional shares; and (iii) only if necessary to permit Watson Wyatt to purchase the total number of shares to be purchased in this tender offer, from holders who have tendered shares subject to the condition that a specified minimum number of the holder's shares be purchased if any shares are purchased in the tender offer as described in the Offer to Purchase (for which the condition was not initially satisfied) by random lot, to the extent feasible. To be eligible for purchase by random lot, stockholders whose shares are conditionally tendered must have tendered all of their shares. Therefore, Watson Wyatt may not purchase all of the shares that you tender even if you tender them at or below the Final Purchase Price. Shares tendered at prices greater than the Final Purchase Price and shares not purchased because of proration provisions will be returned to the tendering stockholders at Watson Wyatt's expense promptly after expiration of the tender offer. See Section 1, Section 3 and Section 6 of the Offer to Purchase.

        Shares that are the subject of a lock-up agreement (entered into by certain major stockholders, executive officers and employee directors in connection with Watson Wyatt's initial public offering) with Watson Wyatt may not be tendered in the tender offer. Watson Wyatt will not accept any tendered shares that are subject to a lock-up agreement with Watson Wyatt.

        The tender offer is not conditioned on any minimum number of shares being tendered. The tender offer is, however, subject to certain other conditions. See Section 7 of the Offer to Purchase.

        Certain of Watson Wyatt's directors and executive officers have indicated that they intend to tender shares in the tender offer. See Section 11 of the Offer to Purchase.

        We are the owner of record of shares held for your account. As such, we are the only ones who can tender your shares, and then only pursuant to your instructions. WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER SHARES WE HOLD FOR YOUR ACCOUNT.

        Please instruct us as to whether you wish us to tender any or all of the shares we hold for your account on the terms and subject to the conditions of the tender offer.

        Please note the following:

          1.     You may tender your shares at prices not greater than $25.25 nor less than $23.00 per share, as indicated in the attached Instruction Form, net to you in cash, without interest.

          2.     You should consult with your broker or other financial or tax advisors on the possibility of designating the priority in which your shares will be purchased in the event of proration.

          3.     The tender offer, proration period and withdrawal rights will expire at Midnight, Eastern Standard Time, on Friday, April 2, 2004, unless Watson Wyatt extends the tender offer.

          4.     The tender offer is for up to 3,600,000 shares (representing approximately 11% of the shares outstanding as of March 3, 2004) or, if the aggregate purchase price for such shares would exceed $85,000,000, to purchase the number of whole shares equal to $85,000,000 divided by the per share purchase price selected by Watson Wyatt.

          5.     Tendering stockholders who are tendering shares held in their name or who tender their shares directly to the Depositary will not be obligated to pay any brokerage commissions or fees to Watson Wyatt or to the Dealer Manager, solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on Watson Wyatt's purchase of shares under the tender offer.

          6.     If you wish to tender portions of your shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each such portion of your shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept for each portion tendered.

          7.     If any of your shares are subject to a lock-up agreement (entered into by certain major stockholders, executive officers and employee directors in connection with Watson Wyatt's initial public offering) with Watson Wyatt restricting the transfer of such shares, you may not tender those shares.

          8.     If you are an odd lot holder and you instruct us to tender on your behalf all such shares at or below the purchase price before the expiration of the tender offer and check the box captioned "Odd Lots" on the attached Instruction Form, Watson Wyatt will accept all such shares for purchase before proration, if any, of the purchase of other shares properly tendered at or below the purchase price and not properly withdrawn.

          9.     If you wish to condition your tender upon the purchase of all shares tendered or upon Watson Wyatt's purchase of a specified minimum number of the shares which you tender, you may elect to do so and thereby avoid possible proration of your tender. Watson Wyatt's purchase of shares from all tenders that are so conditioned will be determined by random lot. To elect such a condition complete the box entitled "Conditional Tender" in the attached Instruction Form.

        YOUR PROMPT ACTION IS REQUESTED. YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION OF THE TENDER OFFER. PLEASE NOTE THAT THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT MIDNIGHT, EASTERN STANDARD TIME, ON FRIDAY, APRIL 2, 2004, UNLESS THE TENDER OFFER IS EXTENDED.

        If you wish to have us tender any or all of your shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. If you authorize us to tender your shares, we will tender all such shares unless you specify otherwise on the attached Instruction Form.

        The tender offer is being made solely under the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of shares of Class A common stock of Watson Wyatt. The tender offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares of Class A common stock of Watson Wyatt residing in any jurisdiction in which the making of the tender offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

INSTRUCTION FORM

        The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated March 8, 2004 (as may be amended or supplemented from time to time, the "Offer to Purchase"), and the related Letter of Transmittal, which, as may be amended and supplemented from time to time, together constitute the tender offer, in connection with the offer by Watson Wyatt & Company Holdings, a Delaware corporation ("Watson Wyatt"), to purchase for cash up to 3,600,000 shares of its Class A common stock, par value $.01 per share, or, if the aggregate purchase price for such shares would exceed $85,000,000, the number of whole shares equal to $85,000,000 divided by the per share purchase price, at a price not greater than $25.25 nor less than $23.00 per share, net to the seller in cash, without interest.

        The undersigned hereby instruct(s) you to tender to Watson Wyatt the number of shares indicated below or, if no number is specified, all shares you hold for the account of the undersigned, at the price per share indicated below, upon the terms and subject to the conditions of the tender offer.

        Aggregate Number Of Shares To Be Tendered By You For The Account Of The Undersigned:

___________________ Shares

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED
(See Instruction 5 to the Letter of Transmittal)

        THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS (CHECK ONLY ONE BOX):

(1)
SHARES TENDERED AT PRICE DETERMINED UNDER THE TENDER OFFER

        By checking the box below INSTEAD OF ONE OF THE BOXES UNDER "Shares Tendered at Price Determined by Stockholder", the undersigned hereby tenders shares at the purchase price as shall be determined by Watson Wyatt in accordance with the terms of the tender offer.

☐
The undersigned wants to maximize the chance that Watson Wyatt will accept for payment all of the shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes above, the undersigned hereby tenders shares at, and is willing to accept, the purchase price determined by Watson Wyatt in accordance with the terms of the tender offer. The undersigned understands that this action could result in the undersigned receiving a price per share as low as $23.00.

(2)
SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER

        By checking ONE of the following boxes INSTEAD OF THE BOX UNDER "Shares Tendered at Price Determined Under the Tender Offer", the undersigned hereby tenders shares of Class A common stock at the price checked. The undersigned understands that this action could result in Watson Wyatt purchasing none of the shares tendered hereby if the purchase price determined by Watson Wyatt for the shares is less than the price checked below.

☐ $23.00	☐ $24.25
☐ $23.25	☐ $24.50
☐ $23.50	☐ $24.75
☐ $23.75	☐ $25.00
☐ $24.00	☐ $25.25

        CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, THERE IS NO VALID TENDER OF SHARES.

        A STOCKHOLDER DESIRING TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE LETTER OF TRANSMITTAL FOR EACH PRICE AT WHICH SHARES ARE TENDERED. The same shares cannot be tendered, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase, at more than one price.

ODD LOTS
(See Instruction 15 to the Letter of Transmittal)

        To be completed ONLY if shares are being tendered by or on behalf of a person owning, beneficially or of record, as of the close of business on the date set forth in the Signature box below, and who continues to own, beneficially or of record, as of the expiration date, an aggregate of fewer than 100 shares.

        The undersigned either (check one box):

  ☐
  is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or

  ☐
  is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of the shares.

CONDITIONAL TENDER
(See Instruction 14 to the Letter of Transmittal)

        A stockholder may tender shares subject to the condition that a specified minimum number of the stockholder's shares tendered pursuant to the Letter of Transmittal must be purchased if any shares tendered are purchased, all as described in the Offer to Purchase, particularly in Section 6 thereof. Unless at least that minimum number of shares indicated below is purchased by Watson Wyatt pursuant to the terms of the tender offer, none of the shares tendered will be purchased. It is the tendering stockholder's responsibility to calculate that minimum number of shares that must be purchased if any are purchased, and Watson Wyatt urges stockholders to consult their own tax advisors before completing this section. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

  ☐
  The minimum number of shares that must be purchased, if any are purchased, is:
  _________ shares.

        If, because of proration, the minimum number of shares designated will not be purchased, Watson Wyatt may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares and checked this box:

  ☐
  The tendered shares represent all shares held by the undersigned.

CERTIFICATION BY NON-UNITED STATES HOLDERS
TENDERING ALL SHARES ACTUALLY AND CONSTRUCTIVELY OWNED
(To be completed only by Non-U.S. holders who are tendering all of their shares)
(See Instruction 11 to the Letter of Transmittal)

        The undersigned represents that either:

  ☐
  the undersigned is the beneficial or record owner of shares and is tendering all of the undersigned's shares, including those owned directly and constructively, and does not currently hold options to purchase any shares (See Section 13 of the Offer to Purchase); or

  ☐
  the undersigned is a broker, dealer, commercial bank, trust company or other nominee that: (a) is tendering, for the beneficial owner(s) thereof, shares with respect to which the undersigned is the record owner; and (b) believes, based upon representations made to the undersigned by such beneficial owners, that each such person is tendering all of their shares, including those owned directly and constructively, and does not currently hold options to purchase any shares (See Section 13 of the Offer to Purchase).

        The method of delivery of this document, is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

        Watson Wyatt's board of directors has approved the tender offer. However, neither Watson Wyatt nor any member of its board of directors, the Dealer Manager, the Information Agent or the Depositary makes any recommendation to stockholders as to whether they should tender or refrain from tendering their shares or as to the purchase price or purchase prices at which any stockholder may choose to tender shares. Neither Watson Wyatt nor any member of its board of directors, the Dealer Manager, the Information Agent or the Depositary has authorized any person to make any recommendation with respect to the tender offer. Stockholders should carefully evaluate all information in the Offer to Purchase, consult their own investment and tax advisors and make their own decisions about whether to tender shares and, if so, how many shares to tender and the purchase price or purchase prices at which to tender.

SIGNATURE

Signature(s): __________________________________________________________________________

Name(s): ____________________________________________________________________________

(PLEASE PRINT)

Taxpayer Identification or Social Security Number: _________________________________

Address(es): __________________________________________________________________________

                       __________________________________________________________________________

(INCLUDING ZIP CODE)

Phone Number (including Area Code): _________________________________

Date:________________________________________________